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                                                                   Exhibit 23(c)


               CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-29049), as supplemented by the Prospectus dated June 23, 1997 and the Prospectus Supplemented dated May 11, 1999, of our report dated January 17, 1997 appearing on page 20 of Aristar, Inc's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tampa, Florida
May 11, 1999